Exhibit 99.1

Barfresh Secures $3 Million in Profitable Growth Financing

LOS ANGELES, Calif., February 6, 2025 — Barfresh Food Group Inc. (the “Company” or “Barfresh”) (Nasdaq: BRFH), a provider of frozen, ready-to-blend and ready-to-drink beverages, today announced the completion of a $3 million financing round for common stock at $2.85 per share, primarily supported by existing shareholders. This strategic investment will fuel the Company’s expansion of manufacturing capabilities to meet growing customer demand, following continued customer wins through its education channel and strong market feedback from select testing for its new Pop & Go™ 100% Juice Freeze Pops. The Company expects this financing will enable it to achieve positive cash flow.

The financing will enable Barfresh to improve margins by scaling production capacity to fully serve current customer commitments and support aggressive profitable growth initiatives to capture opportunities within the existing sales pipeline. The timing of this investment aligns with the Company’s preparations to introduce its new Pop & Go™ 100% Juice Freeze Pops to the education market, following highly positive feedback during initial testing in select school locations. The Company continues to build momentum, having secured a large number of new customers within the education channel, demonstrating growing demand for its suite of better-for-you smoothie beverages.

Riccardo Delle Coste, the Company’s Chief Executive Officer, stated, “This funding round represents a strong vote of confidence from our existing investors and validates our profitable growth strategy. With this additional capital, we are well-positioned to meet the increasing demand from our customers and capitalize on the significant opportunities in our pipeline. The enthusiastic response to our Pop & Go™ in test markets and this expanded manufacturing capacity will enable us to capture a larger share of the education market, where we’ve only scratched the surface of the opportunity.”

About Barfresh Food Group

Barfresh Food Group Inc. (Nasdaq: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for the education market, foodservice industry and restaurant chains, delivered as fully prepared individual portions or single serving and bulk formats for on-site preparation. The Company’s single serving, on-site prepared product utilizes a proprietary, patented system that uses portion-controlled pre-packaged beverage ingredients, delivering a freshly made frozen beverage that is quick, cost efficient, better for you and without waste. For more information, please visit www.barfresh.com .

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, success of its strategic relationship(s), and projections of future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com